CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-236906 on Form S-4 of Meridian Corporation and Subsidiaries of our report dated March 16, 2022 relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Washington, D.C.

March 16, 2022